UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 3, 2005

CALIPER LIFE SCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)
(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.
Item. 9.01 Financial Statements and Exhibits
Item. 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
SIGNATURES
EX-23.1 Consent of Independent Registered Public Accounting Firm

This Amendment No. 1 to Current Report on Form 8-K/A amends Caliper’s previously filed Current Report on Form 8-K filed with the SEC on October, 5, 2005 to include the financial statements required by Item 9.01. As described in Item 2.01 of the previously filed Form 8-K, on October 3, 2005 Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), completed its previously announced plan to acquire NovaScreen Biosciences Corporation, a Maryland corporation (“NovaScreen”) pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Merger Agreement”) dated September 7, 2005 among Caliper, Caliper Services, Inc., a Delaware corporation and direct wholly owned subsidiary of Caliper (“Merger Sub”), and NovaScreen. With the completion of the merger of Merger Sub with and into NovaScreen (the “Merger”), NovaScreen became a wholly owned subsidiary of Caliper.
Listed below are the financial statements and pro forma financial information required to be included as a part of this report.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Report of Independent Registered Public Accounting Firm

NovaScreen BioSciences Corporation Consolidated Balance Sheets as of December 31, 2004 and June 30, 2005

NovaScreen BioSciences Corporation Consolidated Statements of Operations for the six months ended June 30, 2005 and 2004 and for the year ended December 31, 2004

NovaScreen BioSciences Corporation Consolidated Statements of Shareholders Equity for the six months ended June 30, 2005 and for the year ended December 31, 2004

NovaScreen BioSciences Corporation Consolidated Statements of Cash Flows for the six months ended June 30, 2005 and 2004 and for the year ended December 31, 2004

NovaScreen BioSciences Corporation Notes to Consolidated Financial Statements

(b)	Pro Forma Financial Information.
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005
Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2005
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004

Item. 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.
Report of Independent Registered Public Accounting Firm
Shareholders and Board of Directors
NovaScreen Biosciences Corporation
We have audited the accompanying consolidated balance sheet of NovaScreen Biosciences Corporation (the Company) as of December 31, 2004 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NovaScreen Biosciences Corporation at December 31, 2004, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
Baltimore, Maryland

May 5, 2005

NovaScreen Biosciences Corporation
Consolidated Balance Sheets
(in thousands, except share data)

	June 30,	December 31,
	2005	2004

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,733	$2,196
Accounts receivable, less allowance of $20,000 in each period	781	1,362
Unbilled accounts receivable	589	757
Other receivables	136	137
Deferred income taxes	10	10
Prepaid expenses and other current assets	125	54

Total current assets	4,374	4,516

Property and equipment, net	879	958
License and technology fees	28	30
Other assets	12	12

Total assets	$5,293	$5,516

Liabilities and shareholders’ equity
Current liabilities:

Accounts payable	$759	$1,016

Accrued expenses and other current liabilities	425	469
Income taxes payable	149	321
Deferred revenue	20	20
Current portion of long-term debt and capital leases	156	174

Total current liabilities	1,509	2,000

Long-term debt, less current portion	380	452
Deferred income taxes	105	125
Capital lease obligations, less current portion	1	1

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 25,000,000 shares authorized; 7,267,955 and 7,267,905 shares issued and outstanding as of June 30, 2005 and December 31, 2004, respectively	73	73

Additional paid-in capital	1,319	1,319
Retained earnings	1,906	1,546

Total shareholders’ equity	3,298	2,938

Total liabilities and shareholders’ equity	$5,293	$5,516

See accompanying notes.

NovaScreen Biosciences Corporation
Consolidated Statements of Operations
(in thousands)

	Six Months ended		Year ended
	June 30,		December 31,
	2005	2004	2004

	(unaudited)
Revenues:
Product revenue	$29	$6	$15
Service revenue	3,814	3,381	7,868
License fees and contract revenue	569	409	718

Total operating revenue	4,412	3,796	8,601

Costs and expenses:
Cost of product revenue	7	—	—
Cost of service revenue	2,005	1,766	3,718
Research and development	667	641	1,302
General, administrative and marketing	1,147	796	1,763

	3,826	3,203	6,783

Operating income	586	593	1,818

Other income and expenses:
Interest income (expense), net	2	(8)	(18)
Other, net	(1)	(1)	(2)

Net income before income taxes	587	584	1,798
Income tax provision	(227)	(149)	(459)

Net income	$360	$435	$1,339

See accompanying notes.

NovaScreen Biosciences Corporation
Consolidated Statement of Shareholders’ Equity
(in thousands)

	Common Stock		Paid-In	Retained	Total Shareholders’
	Shares	Par Value	Capital	Earnings	Equity

Balance at December 31, 2003	7,257	$73	$1,297	$207	$1,577
Exercise of stock options	11	—	16	—	16
Income tax benefit related to stock option exercises	—	—	6	—	6
Net income for 2004	—	—	—	1,339	1,339

Balance at December 31, 2004	7,268	73	1,319	1,546	2,938

Net income for 2005 (unaudited)	—	—	—	360	360

Balance at June 30, 2005	7,268	$73	$1,319	$1,906	$3,298

See accompanying notes.

NovaScreen Biosciences Corporation
Consolidated Statement of Cash Flows
(in thousands)

	Six months ended		Year ended
	June 30,		December 31,
	2005	2004	2004
	(unaudited)
Operating activities

Net income	$360	$435	$1,339
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	181	106	232
Deferred income taxes	(20)	—	114
Income tax benefit related to stock option exercises	—	—	6
Changes in operating assets and liabilities:
Billed and unbilled accounts receivable	749	(973)	(1,207)
Other receivables	1	—	(136)
Prepaid expenses and other assets	(71)	12	22
Inventory	—	—	34
Accounts payable	(257)	—	749
Accrued expenses and other liabilities	(45)	79	189
Income taxes payable	(171)	149	321
Deferred revenue	—	(13)	(44)

Net cash provided by (used in) operating activities	727	(205)	1,619

Investing activities
Purchase of property and equipment	(100)	(115)	(784)

Net cash used in investing activities	(100)	(115)	(784)

Financing activities
Proceeds from issuance of long-term debt	—	67	570
Repayments of long-term debt	(89)	—	(131)
Payments on capital lease obligations	(1)	(1)	(2)
Proceeds from exercise of stock options	—	—	15

Net cash provided by (used in) financing activities	(90)	66	452

Net increase (decrease) in cash and cash equivalents	537	(254)	1,287
Cash and cash equivalents at beginning of year	2,196	909	909

Cash and cash equivalents at end of year	$2,733	$655	$2,196

See accompanying notes.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements
(Including Data Applicable to Unaudited Periods)
1. Description of Business and Basis of Presentation
Description of Business
NovaScreen Biosciences Corporation (the “Company”) is primarily engaged in the application of pharmacology and molecular biology-based screening technology for the discovery and development of new pharmaceuticals. The Company provides a broad range of screening services on a contract basis to clients in the drug and biotechnology industries and to government and academic research laboratories. The Company is also developing pharmacoinformatics databases and technology, which it intends to license to third parties or use in collaboration with such parties for drug development. Oceanix Biosciences Company (Oceanix) is a wholly owned subsidiary, which may use the same screening technologies for research and development of potential new pharmaceuticals derived from marine bacteria and other natural product sources. Marizyme Corporation (Marizyme) is a wholly owned research and development subsidiary whose primary targets include novel enzymes and biomaterials for industrial and environmental uses, also derived from marine sources.
Basis of Presentation
The consolidated financial statements include the accounts of the Company, Oceanix, and Marizyme. All intercompany accounts and transactions have been eliminated in consolidation.
Subsequent Event; Acquisition by Caliper (Unaudited)
On October 3, 2005, Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), completed its previously announced plan to acquire the Company pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Merger Agreement”) dated September 7, 2005 among Caliper, Caliper Services, Inc., a Delaware corporation and direct wholly owned subsidiary of Caliper (“Merger Sub”), and the Company. With the completion of the merger of Merger Sub with and into the Company (the “Merger”), the Company became a wholly owned subsidiary of Caliper.
In connection with the Merger the former Company shareholders will receive $22 million in initial consideration, subject to adjustment based on certain financial parameters, comprising 2,576,933 shares of Caliper common stock and approximately $4.4 million of cash. Ten percent of the consideration payable to the former Company shareholders has been placed into escrow for a twelve-month period to cover any potential indemnification claims by Caliper under the Merger Agreement. In addition, immediately prior to the transaction, the former Company shareholders will receive a dividend from the Company for the excess cash on hand (equal to the balance of cash and equivalents less outstanding debt).

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements
(Including Data Applicable to Unaudited Periods)
In addition to this initial consideration paid to the former Company shareholders, Caliper may pay up to $8 million in additional consideration, contingent on the achievement of three defined revenue milestones over the 30-month period following the closing of the Merger. The milestone payments will be paid 80 percent in Caliper common stock and 20 percent in cash.
The valuation of the Caliper common stock that may be issued as part of a milestone payment will be based on a ten-day average trading price as of the end of the applicable milestone period.
The shares of Caliper common stock issued in connection with the completion of the Merger were issued, and any shares subsequently issued by Caliper in connection with milestone payments will be issued, pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended. In the Merger Agreement Caliper agreed to file a registration statement covering the resale of such shares by the former Company stockholders following their issuance.
The accompanying financial statements do not include adjustments to reflect the purchase of the Company by Caliper.
2. Significant Accounting Policies
Unaudited Interim Financial Information
The consolidated financial information as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 is unaudited, but includes, in the opinion of management, all adjustments (consisting of normal recurring entries) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Operating results for the six months ended June 30, 2005 were not necessarily indicative of the results that may be expected for the entire year.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements – (Continued)
(Including Data Applicable to Unaudited Periods)
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Major replacements and improvements are capitalized, while general repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer hardware and software are depreciated over three to five years. Office furniture and equipment are depreciated over five years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the useful life of the asset or the remaining term of the lease. Assets recorded under capital leases are amortized over the lesser of the lease term or the estimated useful life of the assets in a manner consistent with the Company’s depreciation policy for owned assets.
License and Technology Fees
Fees associated with license and technology agreements are capitalized and amortized over the term of the respective agreements, generally between 2 and 30 years, using the straight-line method. Patent costs are expensed as incurred.
The recoverability of carrying values of intangible assets is evaluated on a recurring basis. If an impairment indicator is present, the Company determines whether impairment exists on the basis of undiscounted expected future cash flows from the asset for the remaining amortization period. If impairment exists, the asset is reduced by an estimate of the shortfall of discounted cash flows.
Stock Options Granted to Employees
The Company has three stock-based employee compensation plans, which are described more fully in Note 8.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements – (Continued)
(Including Data Applicable to Unaudited Periods)
The Company records compensation expense for all stock-based compensation plans using the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25) and related interpretations. Under APB No. 25, compensation expense is recorded on a straight-line basis over the vesting period to the extent that the fair value of the underlying stock on the date of grant exceeds the exercise price of the stock or stock-based award. The fair value of the Company’s common stock is determined by the Board of Directors after considering valuations of other comparable companies. The following table illustrates the effect on net income (loss) if the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation Expense (Statement No. 123), were adopted.

	Six Months ended		Year ended
	June 30,		December 31,
	2005	2004	2004
		(in thousands)
	(unaudited)
Net income, as reported	$360	$435	$1,339
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards	22	26	52

Pro forma net income	$338	$409	$1,287

For the periods presented above, pro forma net income (loss) information required by Statement No. 123 was determined using the minimum-value method. The minimum-value method calculates the fair value of options as the excess of the estimated fair value of the underlying stock at the date of grant over the present value of both the exercise price and the expected dividend payments, each discounted at the risk-free rate, over the expected life of the option. In determining the estimated fair value of granted stock options under the minimum-value method, the risk-free rate was assumed to be 3.4% in 2004, the dividend yield was estimated to be 0.0%, and the expected life of granted options was assumed to be 10 years.
Revenue Recognition and Deferred Revenue
Service revenue is recognized in the period in which the work is substantially completed. Revenue recognized in excess of related billings is reflected as unbilled accounts receivable in the consolidated balance sheets. Certain pharmacoinformatics technology is licensed under contractual arrangements that, in addition to the delivery of a database, require the Company to perform screening services. These arrangements are accounted for using the proportional performance method, with progress to completion measured based on the completion of the screening services.
The Company also derives revenue from cost-plus contracts with U.S. government agencies. Revenue is recognized as billable costs are incurred.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements – (Continued)
(Including Data Applicable to Unaudited Periods)
Accounts Receivable and Risk Concentrations
The Company’s principal markets for pharmacological-based screening services are the United States, Japan, and Europe. For the six months ended June 30, 2005 and 2004 and for the year ended December 31, 2004, 70%, 79%, and 79%, respectively, of revenues was earned from domestic sales, 13%, 7%, and 7% was earned from the sales to Japan, and 8%, 8%, and 8% was earned from the sales to Europe. During the six months ended June 30, 2005 and 2004 and during the year ended December 31, 2004, revenues from agencies of the U.S. government accounted for 46%, 44% and 31%, respectively, of total revenues, and revenues from a corporate customer accounted for 9%, 15% and 20% of total revenues.
The Company’s accounts receivable are due predominantly from major pharmaceutical companies and agencies of the U.S. government. All transactions are U.S. dollar denominated. The Company does not generally require collateral from its customers, and receivables are due upon receipt of invoices. Concentrations of credit risk with respect to these receivables are limited because of the large number of geographically diverse customers and because of the customers’ general creditworthiness. At June 30, 2005 and December 31, 2004, a total of 19% and 29%, respectively, of accounts receivable was due from one customer.
The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce outstanding accounts receivable to their estimated net realizable value. The Company determines the allowance by reviewing the status of individual customer balances and estimating the likelihood that an amount will ultimately not be collected. Amounts ultimately deemed uncollectible are charged off against the allowance.
The Company invests excess cash in low-risk, liquid instruments through reputable financial institutions. No losses have been experienced on such investments.
Advertising Costs
The Company expenses advertising costs as incurred. Advertising expense totaled $23,000, $13,000 and $58,000 for the six months ended June 30, 2005 and 2004 and for the year ended December 31, 2004, respectively.
Income Taxes
The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements – (Continued)
(Including Data Applicable to Unaudited Periods)
New Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123 (Revised), Share-Based Payment (Statement No. 123(R)). Statement No. 123(R) supersedes APB No. 25. Generally, the approach in Statement No. 123(R) is similar to the approach described in Statement No. 123. However, Statement No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. Statement No. 123(R) is effective for private companies for periods beginning after December 15, 2005. The Company is in the process of evaluating the alternative methods of adoption. The impact of adoption of Statement No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.
3. Supplemental Disclosure of Cash Flow Information
Interest paid totaled $19,000, $10,000 and $24,000 during the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004, respectively. Income taxes paid totaled $405,000, $0, and $18,000 during the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004, respectively.
4. Property and Equipment
Property and equipment consisted of the following:

	June 30,	December 31,
	2005	2004
	(in thousands)
	(unaudited)
Laboratory equipment	$1,731	$1,718
Computer equipment	626	623
Furniture and fixtures	14	14
Leasehold improvements	470	386

	2,841	2,742
Accumulated depreciation and amortization	(1,962)	(1,783)

	$879	$959

Depreciation and amortization of property and equipment totaled $179,000, $105,000 and $229,000 during the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004, respectively.
5. License and Technology Fees
Amortization of license and technology fees totaled $2,000, $2,000 and $3,000 during the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004, respectively.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements – (Continued)
(Including Data Applicable to Unaudited Periods)
6. Long-Term Debt
Long-term debt consisted of the following:

	June 30,	December 31,
	2005	2004
	(in thousands)
	(unaudited)
Note payable to bank dated September 22, 2000, due September 20, 2005 and bearing interest at 8.39% per annum. The note is payable in monthly installments of principal and interest of $3,729 and is secured by certain equipment.	$11	$32
Note payable to bank dated July 18, 2001, due July 20, 2006 and bearing interest at 7.75% per annum. The note is payable in monthly installments of principal and interest of $3,263 and is secured by certain equipment.	41	59
Note payable to bank dated February 26, 2004, due February 26, 2009 and bearing interest at 5.90% per annum. The note is payable in monthly installments of principal and interest of $2,319 and is secured by certain equipment.	91	102
Note payable to bank dated June 8, 2004, due September 30, 2009 and bearing interest at 6.29% per annum. The note is payable in monthly installments, beginning September 30, 2004, of principal and interest of $8,761 and is secured by certain equipment.	391	431
Total	534 624
Total	534	624
Less: current portion	155	172

	$380	$452

At June 30, 2005 and December 31, 2004, the Company had an unused $300,000 line of credit with a bank. The line of credit bears interest at prime plus 1% and is collateralized by certain assets of the Company.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements – (Continued)
(Including Data Applicable to Unaudited Periods)
On October 4, 2005, the Company received a notice from the bank indicating an intention to call all of its outstanding bank obligations which had an aggregate principal balance due of $491,000. As of October 20, 2005, Caliper and the Company were in discussions with the bank in order to maintain the obligations. In connections with the Merger Agreement, Caliper has agreed to provide a guarantee to the bank, if requested. Due to the existence of the payment guarantee by Caliper, the Company continues to present the outstanding bank debt in accordance with its scheduled maturities.
The aggregate maturities of long-term debt as for the periods ending December 31 are as follows (in thousands):

2005 (remaining six months)	$81
2006	131
2007	116
2008	124
2009	82

$534

The Company incurred interest expense of $19,000, $10,000 and $24,000 during the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004, respectively.
7. Income Taxes
Significant components of the Company’s deferred tax assets and liabilities were as follows:

December 31,
2004
Deferred tax assets:	(in thousands)
Net operating loss carryforward	$3
Accounts receivable	7

10
Valuation allowance	—

Net deferred tax asset	10

Deferred tax liabilities:
Depreciation	(125)

Net deferred tax liability	$(115)

At December 31, 2004, the Company had approximately $8,000 of net operating loss carry-forwards that will begin to expire in 2024.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements — (Continued)
(Including Data Applicable to Unaudited Periods)
Income tax expense (benefit) consisted of the following:

Year ended
December 31,
2004
(in thousands)
Current:
Federal	$234
State	111

345

Deferred:	115
Federal	(1)

State	114

$459

The reconciliation of income tax expense (benefit) computed using the corporate U.S. federal statutory income tax rate of 34% to reported income tax expense (benefit) is as follows:

Year ended
December 31,
2004
(in thousands)
Tax expense (benefit) at statutory rate	$610
State income tax expense (benefit), net of federal benefit	83
Expenses not deductible for tax purposes	1
Tax credits	(31)
Valuation allowance	(211)
Other	7

$459

8. Shareholders’ Equity
Stock Option Plans
The Company has three stock option plans that provide for the granting of stock options to employees, officers, and directors. The stock option plans are intended as an employee incentive and to encourage stock ownership by officers, directors, and employees. The options issued under the plans fully vest within five years.
The 1993 Stock Option Plan (1993 Plan) provided for the granting of nonqualified stock options to purchase up to 560,000 shares of common stock. At December 31, 2004, the plan’s ability to grant new options had expired.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements — (Continued)
(Including Data Applicable to Unaudited Periods)
The 1994 Stock Option Plan (1994 Plan) provides for the granting of stock options to purchase up to 700,000 shares of common stock. The 1994 Plan allows for the issuance of options to outside advisors and consultants. As of December 31, 2004, option grants of 640,300 shares are outstanding. These option grants expire 10 years after the date of grant. At December 31, 2004, the plan’s ability to grant new options had expired.
The 2000 Stock Option Plan (2000 Plan) provides for the granting of stock options to purchase up to 500,000 shares of common stock. The 2000 Plan also allows for the issuance of options to outside advisors and consultants. As of December 31, 2004, 377,280 options have been granted and are outstanding under the 2000 Plan. These option grants expire 10 years after the date of grant. At December 31, 2004, 122,720 option shares were available for granting under the 2000 Plan, including those that had been previously granted and forfeited. New grants totaling 8,500 options at an exercise price of $1.50 per share were made under the 2000 Plan during the six months ended June 30, 2005.
The following tables summarize the stock option activity of the Company:
1993 Plan

	2004
		Weighted-Average
	Options	Exercise Price

Outstanding—beginning of period	55,600	$1.98
Granted	—	—
Exercised	—	—
Forfeited	(600)	0.50

Outstanding—end of period	55,000	$1.98

Exercisable at end of period	55,000	$2.00

Weighted-average fair value of options granted during the period		$—

Range of exercise prices		$2.00

Weighted-average remaining contractual life of options outstanding at end of year		5.15 years

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements — (Continued)
(Including Data Applicable to Unaudited Periods)
The exercise price for options outstanding under the 1993 Plan as of December 31, 2004 was as follows:

		Weighted-Average
		Remaining
		Contractual Life of
Exercise Price	Outstanding Options	Outstanding Options	Exercisable Options
$2.00	55,000	5.15 years	55,000
1994 Plan

	2004
		Weighted-Average
	Options	Exercise Price

Outstanding—beginning of year	651,800	$1.90
Granted	—	—
Exercised	(10,500)	1.50
Forfeited	(1,000)	1.50

Outstanding—end of year	640,300	$1.90

Exercisable at end of year	634,330	$1.90

Weighted-average fair value of options granted during the year		$—

Range of exercise prices		$1.50 - $2.20

Weighted-average remaining contractual life of options outstanding at end of year		4.45 years

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements — (Continued)
(Including Data Applicable to Unaudited Periods)
     Exercise prices for options outstanding under the 1994 Plan as of December 31, 2004 ranged from $1.50 to $2.20 as follows:

		Weighted-Average
		Remaining
		Contractual Life of
Exercise Price	Outstanding Options	Outstanding Options	Exercisable Options

$1.50	126,500	7.04 years	123,660
$2.00	488,800	4.01 years	485,670
$2.20	25,000	0 years	25,000
2000 Plan

	2004
		Weighted- Average
	Options	Exercise Price

Outstanding—beginning of year	305,000	$1.51
Granted	74,780	1.50
Exercised	—	—
Forfeited	(2,500)	1.50

Outstanding—end of year	377,280	$1.51

Exercisable at end of year	270,660	$1.51

Weighted-average fair value of options granted during the year		$0.43

Range of exercise prices		$1.50 - $1.65

Weighted-average remaining contractual life of options outstanding at end of year		8.21 years

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements — (Continued)
(Including Data Applicable to Unaudited Periods)
Exercise prices for options outstanding under the 2000 Plan as of December 31, 2004 ranged from $1.50 to $1.65 as follows:

		Weighted-Average
		Remaining
		Contractual Life of
Exercise Price	Outstanding Options	Outstanding Options	Exercisable Options

$1.50	347,280	8.27 years	252,660
$1.65	30,000	7.45 years	18,000
Preferred Stock
The Company’s Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more classes or series. The rights and preferences, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates, and similar features of the preferred stock, will be determined by the Board of Directors upon designation. No shares of preferred stock have been issued to date.
9. Commitments
Capital Leases
The Company leases certain equipment under capital leases. Property and equipment included the following amounts for leases that have been capitalized:

	June 30,	December 31,
	2005	2004
	(in thousands)
	(unaudited)
Telecommunications equipment	$7	$7
Accumulated amortization	(3)	(2)

	$4	$5

Amortization of leased assets is included in depreciation and amortization expense.
Future minimum payments under capital lease obligation totaled $2,500 as of June 30, 2005, and are due to be repaid through April 15, 2006.

NovaScreen Biosciences Corporation
Notes to Consolidated Financial Statements — (Continued)
(Including Data Applicable to Unaudited Periods)
Operating Leases
The Company leases office space under a noncancelable operating lease that expires in 2008. Future minimum payments under the noncancelable operating lease consist of the following for the periods ending December 31 (table in thousands):

2005 (remaining six months)	$100
2006	205
2007	212
2008	181

$698

Aggregate rent expense was $118,000, $89,000 and $225,342 for the six months ended June 30, 2005 and 2004 and the year ended December 31, 2004, respectively.
Agreements with University of Maryland
In October 1993, the Company entered into a technology transfer and cooperative research agreement with the University of Maryland at College Park, the Center of Marine Biotechnology, and related institutions (collectively UM) in the fields of enzymes and natural products including pharmaceuticals derived from marine microbes (the License Agreement). Under the terms of the License Agreement, the Company acquired exclusive commercial rights to (i) certain marine-derived enzymes and related processes with potential industrial applications, (ii) certain marine samples that had previously demonstrated potential pharmaceutical activities, and (iii) a collection of approximately 3,500 (as modified in 1995) isolates of marine microbes as source material to screen for new enzymes and pharmaceuticals.
During the term of the License Agreement, which is the later of 30 years or the expiration of the last-to-expire patent, the Company is obligated to pay UM a royalty based on net sales of licensed products (as defined) sold by the Company plus a percentage of any sublicensing fees. No royalties were due under the License Agreement during the six months ended June 30, 2005 or during 2004.
10. Employee Benefit Plan
The Company sponsors the NovaScreen 401(k) Savings Plan (the Plan). Under the Plan, eligible employees can elect to contribute up to 15% of their pretax compensation subject to current limits allowable under tax law. In addition, the Company may make discretionary contributions to the Plan based on a percentage of each employee’s contributions. The Company made contributions of $13,000 for the year ended December 31, 2004 and $10,000 for the six months ended June 30, 2005.

Item. 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2005 and year ended December 31, 2004 and the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005 are based on the historical financial statements of Caliper and NovaScreen, after giving effect to the acquisition of NovaScreen under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.
The Unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the combination had taken place on January 1, 2004. It is expected that following the acquisition Caliper will incur additional costs in connection with integrating the operations of the two companies. Such integration-related costs are not included in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements.
The Unaudited Pro Forma Condensed Combined Balance Sheet is presented to give effect to the acquisition as if it occurred on June 30, 2005, combines the balance sheet for Caliper as of June 30, 2005 with the balance sheet of NovaScreen as of June 30, 2005 and reflects the allocation of the purchase price to the NovaScreen assets acquired and liabilities assumed.
The Unaudited Pro Forma Condensed Combined Financial Statements are based on the estimates and assumptions set forth in the notes to such statements. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.
The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of Caliper included in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2004 and the amendment thereto, Quarterly Report on Form 10-Q for the three and six months ended June 30, 2005, and the historical financial statements of NovaScreen included in this Form 8-K/A.

CALIPER LIFE SCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2005
(In thousands)

	Historical	Historical	Pro forma		Pro forma
	Caliper	NovaScreen	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$5,107	$2,733	$(1,691	)(a)	$6,149
Marketable securities	35,731	—	(4,400	)(b)	31,331
Accounts receivable, net	12,791	1,506	—		14,297
Inventories	12,194	—	—		12,194
Prepaid expenses and other current assets	3,075	135	—		3,210

Total current assets	68,898	4,374	(6,091)		67,181
Restricted cash	3,424	—	—		3,424
Property and equipment, net	7,100	879	(72	)(j)	7,907
Intangible assets, net	10,922	28	(28	)(g)	15,922
			5,000	(d)
Goodwill	47,215	—	16,993	(e)	64,208
Other assets	714	12	(317	)(f)	409

Total assets	$138,273	$5,293	$15,485		$159,051

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,007	$759	$—		$4,766
Accrued compensation	4,579	—	—		4,579
Other accrued liabilities	6,208	574	1,183	(f)	7,965
Deferred revenue and customer deposits	7,447	20	—		7,467
Current portion of accrued restructuring	3,234	—	—		3,234
Current portion of long-term obligations	362	156	—		518

Total current liabilities	25,837	1,509	1,183		28,529
Noncurrent accrued restructuring	6,815	—	—		6,815
Other noncurrent liabilities	1,179	486	—		1,665

Stockholders’ equity:
Common stock	31	73	3	(c)	34
			(73	)(h)
Additional paid-in capital	282,395	1,319	17,597	(c)	299,992
			(1,319	)(h)
Deferred stock compensation	(2,191)	—	—		(2,191)
Accumulated earnings (deficit)	(175,765)	1,906	(1,906	)(h)	(175,765)
Accumulated other comprehensive loss	(28)	—	—		(28)

Total stockholders’ equity	104,442	3,298	14,302		122,042

Total liabilities and stockholders’ equity	$138,273	$5,293	$15,485		$159,051

See accompanying notes to unaudited pro forma condensed combined financial statements.

CALIPER LIFE SCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2005
(In thousands, except per share data)

	Historical	Historical	Pro forma		Pro forma
	Caliper	NovaScreen	Adjustments		Combined
Revenue:
Product revenue	$25,581	$29	$—		$25,610
Service revenue	6,856	3,814	—		10,670
License fees and contract revenue	6,298	569	—		6,867

Total revenue	38,735	4,412	—		43,147

Cost and expenses:
Cost of product revenue	17,808	7	—		17,815
Cost of service revenue	3,392	2,005	—		5,397
Research and development	8,436	667	(8	)(j)	9,095
Selling, general and administrative	15,290	1,147	(285	)(k)	16,152
Employee stock compensation, net	831	—	—		831
Amortization of intangible assets	1,796	—	500	(i)	2,296

Total cost and expenses	47,553	3,826	207		51,586

Operating income (loss)	(8,818)	586	(207)		(8,439)
Interest income, net	287	2	(33	)(l)	256
Other income (expense), net	(453)	(1)	—		(454)

Income (loss) before income taxes	(8,984)	587	(240)		(8,637)
Provision for income taxes	(132)	(227)	176	(m)	(183)

Net income (loss)	$(9,116)	$360	$(64)		$(8,820)

Net loss per common share, basic and diluted	$(0.30)				$(0.27)

Shares used in computing net loss per common share, basic and diluted	30,520		2,577	(n)	33,097

See accompanying notes to unaudited pro forma condensed combined financial statements.

CALIPER LIFE SCIENCES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share data)

	Historical	Historical	Pro forma		Pro forma
	Caliper	NovaScreen	Adjustments		Combined
Revenue:
Product revenue	$57,808	$15	$(180	)(j)	$57,643
Service revenue	13,448	7,868	—		21,316
License fees and contract revenue	8,871	718	—		9,589

Total revenue	80,127	8,601	(180)		88,548

Cost and expenses:
Cost of product revenue	38,350	—	(100	)(j)	38,250
Cost of service revenue	6,673	3,718	—		10,391
Research and development	22,728	1,302	—		24,030
Selling, general and administrative	32,325	1,763	—		34,088
Employee stock compensation, net	2,770	—	—		2,770
Amortization of intangible assets	3,805	—	1,000	(i)	4,805
Restructuring charges	5,774	—	—		5,774

Total cost and expenses	112,425	6,783	900		120,108

Operating income (loss)	(32,298)	1,818	(1,080)		(31,560)
Interest income (expense), net	602	(18)	(66	)(l)	518
Other income (expense), net	517	(2)	—		515

Income (loss) before income taxes	(31,179)	1,798	(1,146)		(30,527)
Provision for income taxes	(377)	(459)	349	(m)	(487)

Net income (loss)	$(31,556)	$1,339	$(797)		$(31,014)

Net loss per common share, basic and diluted	$(1.08)				$(0.97)

Shares used in computing net loss per common share, basic and diluted	29,273		2,577	(n)	31,850

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
1. Purchase Price Allocation
The estimated purchase price of $23,500,000 consists of $4,400,000 in cash payments for shares of NovaScreen Biosciences Corporation, issuance of approximately 2,577,000 shares of Caliper’s common stock valued at $17,600,000 and $1,500,000 in estimated direct transaction costs. In addition to the above consideration, Caliper may pay up to $8,000,000 in additional consideration, contingent on the achievement of three defined revenue milestones over approximately a 30-month period. The contingent consideration, which is not assumed in the accompanying Pro Forma Condensed Combined Financial Statements will be paid 80% in Caliper common stock and 20% in cash and will result in additional goodwill being recorded upon payment.
The allocation of the purchase price will be finalized following completion of appraisals to determine the fair value of intangible assets, in-process research and development and liabilities. Based on an analysis of fair market value, the excess of the purchase price over the fair value of net tangible assets on NovaScreen’s balance sheet will then be allocated to identifiable intangible assets and the remaining balance to goodwill. Caliper is currently gathering the data necessary for determining the fair market value of intangible assets, in-process research and development and liabilities.
The total estimated amount of goodwill and identifiable intangible assets is approximately $22,000,000 with an average useful life of identifiable intangible assets of approximately five years. Because the valuation analysis has not been completed, the actual amount of goodwill and identifiable intangible assets, and the related average useful life, could vary from these assumptions.
The pro forma components and allocation of the estimated purchase price, based on their presumed fair values at June 30, 2005, is as follows (in thousands):

Consideration and direct transaction costs:
Cash paid for common stock	$4,400
Caliper common stock issued	17,600	(i)
Estimated direct transaction costs	1,500	(iii)

Total purchase price	$23,500

Allocation of purchase price:
Cash and cash equivalents	$1,042	(ii)
Other current assets	1,641	(ii)
Other assets	819	(ii)
Liabilities assumed	(1,995	)(ii)
Intangible assets	5,000	(ii), (iv)
Goodwill	16,993	(v)

Total purchase price	$23,500

Assumptions:
(i)	The pro forma presentation reflects the issuance of approximately 2,577,000 shares of Caliper’s common stock based upon the volume weighted average price of Caliper’s common stock during the period from September 19 to September 30, 2005, of $6.83, in accordance with the terms described in the Merger Agreement.

(ii)	Assets acquired and liabilities assumed are based on fair values and assumptions as of June 30, 2005, the assumed acquisition date. For purposes of this pro forma presentation, recorded book values are assumed to approximate fair values. Actual fair values to be assigned to assets and liabilities may differ as of the date of closing of the transaction, and recorded assets and liabilities may differ from their recorded values.

(iii)	Estimated direct transaction costs of $1,500,000 to be incurred by Caliper relate principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.

(iv)	The intangible assets of $5,000,000 that are assumed for purposes of the pro forma presentation are assumed to be amortized over a five year life.

(v)	In accordance with the provisions of Statement of Financial Accounting Standard No. 142 “Goodwill and Other Intangible Assets,” the estimated excess of purchase consideration over net identifiable assets acquired (the “Goodwill”) is not amortized in the accompanying unaudited pro forma condensed combined financial statements.
Certain amounts in the historical consolidated financial statements of Caliper and NovaScreen have been reclassified to conform to the unaudited pro forma condensed combined financial statement presentation. Adjustments were made to eliminate intercompany transactions and balances in the unaudited pro forma condensed combined financial statements.
2. Pro Forma Adjustments
Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined financial statements are as follows:
a)	To reflect a cash dividend distribution to NovaScreen stockholders immediately preceding the transaction closing providing for not less than $400,000 of net cash on hand (cash minus debt) to be acquired by Caliper upon closing, including at least $1,000,000 of cash, and not less than $2,000,000 of net assets, as defined in the Merger Agreement.

b)	To reflect the cash payment used to fund the purchase consideration as discussed in Note 1 above.

c)	To reflect the issuance of common stock as part of the purchase consideration as discussed in Note 1 above.

d)	To reflect the estimated fair value of intangible assets as a result of this acquisition as discussed in Note 1 above.

e)	To reflect the goodwill originating in the acquisition as discussed in Note 1 above.

f)	To reflect the estimated direct transaction costs as discussed in Note 1 above, including $317,000 of deferred acquisition costs incurred prior to consummation of the merger and recorded within other assets.

g)	To reflect the elimination of NovaScreen’s intangible assets.

h)	To eliminate NovaScreen’s stockholders’ equity.

i)	To reflect the amortization of identifiable intangible assets on a straight-line basis as discussed in Note 1 above.

j)	To eliminate intercompany transactions and balances.

k)	To reflect the elimination of legal expenses incurred by NovaScreen during the six months ended June 30, 2005 pertaining to the acquisition.

l)	To reflect a reduction in interest income earned as a result of the approximate $4,400,000 cash payment, assumed at an annual interest rate of 1.5% for both the six months ended June 30, 2005 and the year ended December 31, 2004.

m)	To reflect the reduction of NovaScreen’s estimated or actual federal income tax provision as a result of Caliper’s tax net operating losses that are assumed to be available to offset NovaScreen’s taxable income.

n)	Shares used in computing net loss per share reflects the issuance of 2,577,000 shares of common stock by Caliper, as described in Note 1 above, at January 1, 2004 and January 1, 2005 as if the transaction had closed on those dates for purpose of the pro forma statement of operations.

EXHIBIT INDEX

Exhibit
Number	Description of document
23.1	Consent of Ernst & Young

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.

Dated: October 21, 2005	By:	/s/ Thomas T. Higgins

Thomas T. Higgins
Chief Financial Officer